UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):

March 5, 2008
________________________________________

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		Number)

81 Wyman Street, P.O. Box 9046
Waltham, Massachusetts	02454-9046
(Address of principal executive offices)	(Zip Code)

(781) 622-1000
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers

On March 5, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Thermo Fisher Scientific Inc. (the “Company”) took the following actions relating to executive compensation:

Annual Cash Incentive  Plans - Approval of Payout of Cash Bonuses for 2007.  The Compensation  Committee  approved the payout of cash bonuses for 2007 performance to the Company’s executive officers under the Company’s 2003 Annual Incentive Award Plan (the “IRC Section 162(m) Plan”), which was approved by the stockholders of the Company at its 2003 Annual Meeting of Stockholders.  The Compensation Committee exercised its discretion to lower the amount of the cash bonuses payable under the IRC Section 162(m) Plan based on its determinations as to the level of achievement of the applicable supplemental performance metrics and goals for 2007 under the Company’s annual cash incentive program, which operates in connection with the IRC Section 162(m) Plan.  The amount of cash bonuses approved by the Compensation Committee to be paid to the Company’s “named executive officers” as of December 31, 2006 (as defined by Item 402(a)(3) of Regulation S-K) is set forth in the table below.

Annual Cash Incentive Plans - Establishment of Criteria for 2008 Bonus.  The Compensation Committee established the performance goal under the 2008 Annual Incentive Award Plan for 2008 as earnings before interest, taxes and amortization, excluding the impact of restructurings, discontinued operations, extraordinary items, cost of revenues charges associated with acquisitions or restructurings, other unusual or non-recurring items and the cumulative effects of accounting changes (“Adjusted Operating Income”); and determined the percentage of Adjusted Operating  Income that each of the Company’s executive officers is entitled to receive as a cash bonus for 2008 under the  Plan, subject to the Compensation Committee’s right to lower, but not raise, the actual cash bonus to be paid to such executive officer for the year.  The Compensation Committee’s determination as to whether to lower the actual cash bonus to be paid to executive officers is generally based on the results of its determinations under the Company’s annual cash incentive program for that year (which is described in the next paragraph).

The Compensation Committee also established a target cash bonus amount for each of the Company’s executive officers as well as supplemental performance metrics and goals for the Company under the Company’s annual cash incentive program for 2008.  The target amount for each of the Company’s executive officers, which is a percentage of base salary (ranging from 60% to 125%), was determined by the Compensation Committee based on the salary level and position of such officer within the Company.  The supplemental  performance metrics and goals are based on (a) (70%) financial measures for the Company, comprised of growth in (i) revenue  (adjusted for the impact of acquisitions and divestitures and for foreign currency changes) (35%) and (ii) earnings (adjusted for restructuring charges and certain other items of income or expense) before interest, taxes and amortization as a percentage of revenue (35%) and (b) (30%) non-financial measures of the Company’s executive officers’ contributions to the achievement of certain business objectives of the Company.  For each of the financial measures, the Company’s actual performance will be measured relative to the Company’s internal operating plan for 2008.  After giving effect to the weighting of the supplemental performance metrics and individual performance, a range of performance for the financial and non-financial measures, corresponding to a multiplier of 0 to 2, will be applied to the target cash bonus amounts for the Company’s officers, including its executive officers.

Base Salary - Approval of Increases.  Effective April 1, 2008, the Compensation Committee increased the annual base salary of the Company’s executive officers.  The annual base salary approved by the Compensation Committee for the Company’s named executive officers is set forth in the table below.  In addition, in light of the fact that the Company’s chief executive officer, Marijn Dekkers, did not receive a salary or target bonus increase in 2007, the Compensation Committee increased Mr. Dekkers’ salary as of January 1, 2007 from $1,050,000 to $1,125,000, and his target bonus for 2007 from 110% to 125% of base salary.  Mr. Dekkers’ 2007 cash bonus in the table below reflects these increases.

Stock Options — Approval of Grant for March 5, 2008.  The Compensation Committee granted stock options to Marijn Dekkers under the Company’s 2005 Stock Incentive Plan, as amended and restated on November 9, 2006.  The stock option grant is evidenced by the Company’s standard form of Stock Option Agreement for Mr. Dekkers, a copy of which is on file with the SEC, and the letter agreement dated March 5, 2008 between the Company and Mr. Dekkers (described in more detail below), a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.  The options for Mr. Dekkers (a) vest in equal annual installments over the five-year period commencing on the second anniversary of the date of grant (i.e., the first 25% of the stock option grant would vest on the second anniversary of the date of grant, and 25% would vest on each anniversary thereafter) so long as he is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, and (c) have a term of 7 years from such date.  The stock option grant approved by the Compensation Committee for Mr. Dekkers is set forth in the table below.

Through a letter agreement modifying his employment agreement for purposes of the March 5, 2008 grant, Mr. Dekkers agreed that his March 5, 2008 stock option grant would not automatically accelerate upon a change in control but would vest upon the same terms regardless of whether a change in control existed or not.  The letter agreement also provided that for purposes of the March 5, 2008 stock option grant, the definition of “Change in Control” in his executive retention agreement would be amended by substituting “50%” for “40%” and “60%” wherever those phrases occur.  The letter agreement is filed with this Current Report on Form 8-K as Exhibit 10.1.

Restricted Stock – Approval of Grants for March 5, 2008.  The Compensation Committee granted time-based restricted stock to the Company’s executive officers, other than Mr. Dekkers, under the Company’s 2005 Stock Incentive Plan, as amended and restated on November 9, 2006.  The time-based restricted stock grants are evidenced by the Company’s standard form of Restricted Stock Agreement, a copy of which is on file with the SEC.  The time-based restricted stock grants for executive officers vest in equal annual installments over the three-year period commencing on the date of grant (i.e., the first 1/3 of a restricted stock grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

The Compensation Committee also granted performance-based restricted stock to the Company’s executive officers, other than Mr. Dekkers, under the Company’s 2005 Stock Incentive Plan, as amended and restated on November 9, 2006.  The performance-based restricted stock grants for the executive officers are evidenced by the form of Performance Restricted Stock Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.2.  In connection with the awards of performance-based restricted stock, the Compensation Committee adopted as a performance goal a range of improvement in adjusted earnings per share.  The vesting of the performance-based restricted stock awards is as follows:  up to thirty-three and one-third percent (33 1/3%) of the maximum restricted shares shall vest on the day the Compensation Committee certifies the Company’s adjusted earnings per share improvement for the period 2008 compared to 2007 (such date of certification being referred to as the “First Vesting Date”), and the same number of restricted shares that vested on the First Vesting Date shall vest on both the first anniversary and the second anniversary of the First Vesting Date so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

The time-based restricted stock grants and both the target and maximum number of achievable performance-based restricted stock grants approved by the Compensation Committee for the Company’s named executive officers are set forth in the table below.

Name	2007 Cash Bonus	2008 Salary (Effective Aprl 1, 2008)	2008 Target Bonus (% of Base Salary)	Securities Underlying March 5, 2008 Option Grant	Securities Underlying March 5, 2008 Time-Based Restricted Stock Grant	Securities Underlying March 5, 2008 Performance-Based Restricted Stock Grant
						Target	Maximum
Marijn E. Dekkers President and Chief Executive Officer	$1,926,563	$1,165,000	125%	1,000,000	--	--	--
Marc N. Casper Executive Vice President	$825,775	$700,000	85%	--	11,100	11,100	17,760
Peter M. Wilver Senior Vice President, Chief Financial Officer	$513,065	$565,000	75%	--	9,200	9,200	14,720
Guy Broadbent Senior Vice President	$315,000	$515,000	70%	--	8,700	8,700	13,920
Seth H. Hoogasian Senior Vice President, General Counsel and Secretary	$357,570	$450,000	65%	--	4,400	4,400	7,040

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

      The following exhibits are filed herewith:

Exhibit No.                                           Description

10.1	Letter Agreement dated March 5, 2008 between the Registrant and Marijn Dekkers.

10.2
Form of Thermo Fisher Scientific Inc.’s March 2008 Performance Restricted Stock Agreement for use in connection with the grant of performance restricted stock under the Registrant’s 2005 Stock Incentive Plan, as amended and restated on November 9, 2006 to officers of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 10th day of March, 2008.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.                                Description

10.1	Letter Agreement dated March 5, 2008 between the Registrant and Marijn Dekkers.

10.2
Form of Thermo Fisher Scientific Inc.’s March 2008 Performance Restricted Stock Agreement for use in connection with the grant of performance restricted stock under the Registrant’s 2005 Stock Incentive Plan, as amended and restated on November 9, 2006 to officers of the Registrant.